Exhibit 99.1

        GREENSHIFT EXECUTES LICENSE FOR NEW CLEAN WATER TECHNOLOGY

         Company's Industrial Design Group to Focus on Cleaning
                        Water by Increasing Profit

MOUNT ARLINGTON, N.J., August 10, 2005 - GreenShift Corporation (OTC Bulletin Board: GSHF) today announced the execution by its wholly-owned subsidiary, GreenShift Industrial Design Corporation ("GIDC"), of a License Agreement with Ovation Productions Corporation ("Ovation") for certain of applications of Ovation's new patented and patent-pending vapor compression water purification technology and its new Clean Water Appliance (collectively, the "Technology").

Under the terms of the license agreement, GIDC has been granted certain non-exclusive and exclusive rights in return for the payment to Ovation of royalty fees equal to 1% of any service or product revenue, or 20% of all licensing revenue GIDC generates from the use or license of the Technology.

The License Agreement also provides that if GIDC purchases equipment from Ovation, Ovation will sell the Clean Water Appliance to GIDC at not greater than a 50% gross margin, and if GIDC manufactures equipment based on the Technology at its own expense, GIDC shall pay Ovation, in addition to the royalty fees above, a license fee equal to an additional 9% of any resale price of any products sold based on the Technology in the event of product sales, or an additional 9% of any service revenue relating to the Technology in the event of the provision of services based on the Technology to third parties.

"We think that the best way to contribute to the resolution of many environmental challenges is to make it easy and cost-effective for people and businesses to reduce waste and recycle more," said Kevin Kreisler, chairman and chief executive officer of GreenShift. "This concept is the basis of many of our development plans, and it is the reason why we formed GreenShift Industrial Design."

GIDC is a pre-revenue company that will focus on the engineering and marketing of green innovations and processes that enhance manufacturing efficiencies, improve resource utilization and minimize waste. GIDC plans to deliver consumer oriented Natural Solutions(tm) based on an array of green technologies and applied engineering expertise that reduce waste at the source and make it easier for people and businesses to recycle and reuse resources.

"We believe that Ovation's Technology is a 'killer-app' green technology, and that it is capable of cost-effectively integrating with our daily lives and infrastructure while reducing waste and facilitating the reuse of a valuable natural resource," added Kreisler. "I personally believe that the application potential for Ovation's Technology is enormous and we look forward to bringing our licensed applications to market."

Under the terms of the License Agreement, GIDC has been granted non-exclusive rights for certain applications of the Technology relating to "GreenShift Wastes and By-Products" and exclusive rights for certain applications of the Technology relating to "GreenShift Advanced
Applications." These applications are defined more fully below:

GreenShift Wastes and By-Products:

    * Hazardous Wastes. Wastes that are hazardous or otherwise harmful to human and animal health and the environment, including medical or other biologically active wastes;

    * Brownfield Wastes. Wastes that derive from environmentally impaired real property, including fixtures on or any appurtenances to such property;

    * Municipal Solid Wastes. Wastes that derive from the centralized processing, storage, disposal and/or incineration of by-products, garbage, trash or other discarded materials;

    * Human Waste. Wastes that derive from the centralized processing of sewage at municipal or other sewage treatment plants;

    * Agricultural Waste. Wastes that derive from farming activities, including the production of crops and raising livestock, and including septic wastes and other wastewaters deriving from livestock and meat processing;

    * Food Service Waste. Wastes that derive from the preparation of food and other related activity at establishments that prepare and/or serve food;

    * Mining Wastes. Wastes that are or derive from mining activity, mining tailings and/or acid mine drainage;

    * Commercial Real Estate Development. Products for the processing and purification of dirty water for residents of multi-family buildings, hotels, and/or commercial office buildings having a minimum of fifty
            (50) separate apartments, dwellings, rooms or other units and are located in Boston, Providence, New York City, Philadelphia, Washington D.C., Miami, New Orleans, Houston, San Francisco, Seattle, Las Vegas, Denver and/or Chicago;

    * Golf Courses. Products for the processing and purification of dirty water for reuse for and at golf courses; and,

    * Refining. Products and applications involving the distillation and/or refining of inorganic and/or organic liquids and gases with the purpose of preferentially separating and/or removing targeted constituents.

GreenShift Advanced Applications:

    * Survival Gear. Portable products for the processing of dirty water into water that is safe for consumption and/or other use;

    * Fuel Cells. Products for the removal of impurities from or other preparation of water or other liquids for use in fuel cells and/or other energy generation devices;

    * Ocean Exploration. Products for the processing waste or other materials into water that is safe for consumption or other use for all applications relating to subsurface ocean transportation and exploration; and,

    * Space Exploration. Products for the processing waste or other materials into water that is safe for consumption or other use for all applications relating to space or space exploration.

About GreenShift Corporation

GreenShift Corporation is a publicly traded business development company
(BDC) whose mission is to develop and support companies and technologies that facilitate the efficient use of natural resources and catalyze transformational environmental gains.

BDCs are regulated by the Investment Company Act of 1940 and are essentially publicly-traded equity funds where shareholders and financial institutions provide capital in a regulated environment for investment in a pool of long-term, small and middle-market companies through the use of senior debt, mezzanine financing, and equity funding.

GreenShift plans to use equity and debt capital to support and drive the value of its existing portfolio of companies and to make investments in a diversified mix of strategically compatible growth stage public and private businesses and technologies. GreenShift's current portfolio includes investments in the following environmentally proactive companies:

     *       Veridium Corporation (OTC Bulletin Board: VRDM);
     *       INSEQ Corporation (OTC Bulletin Board: INSQ);
     *       GreenWorks Corporation;
     *       GreenShift Industrial Design Corporation;
     *       Coriolis Energy Corporation;
     *       TDS (Telemedicine), Inc.;
     *       Ethanol Oil Recovery Systems, Inc.;
     *       Sterling Planet, Inc.; and,
     *       Ovation Products Corporation.

In addition, GreenShift hopes to add investments in wind power, hydropower, practical centralized applications of hydrogen power, alternative fuels, infrastructure and mining to its portfolio during 2005 and 2006.

Additional information regarding GreenShift Corporation is available online at www.greenshift.com.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of GreenShift Corporation and Ovation Products Corporation, and members of their management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-statements include fluctuation of operating results, the ability to compete successfully and the ability to complete before-mentioned transactions. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.